Exhibit 99.1

APPRECIATE ANNOUNCES RECEIPT OF NOTICE FROM NASDAQ REGARDING LATE FILING OF
ANNUAL REPORT ON FORM 10-K

MINNETONKA, Minn., Apr. 25, 2023 – Appreciate Holdings, Inc. (“Appreciate” or the “Company”) (NASDAQ: SFR), the parent holding company of Renters Warehouse (“Renters Warehouse”), a leading end-to-end Single-Family Rental (“SFR”) marketplace and management platform, today announced that it received a written notice (the “Notice”) on April 19, 2023, from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), as a result of its failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”) in a timely manner. The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because it has not timely filed the Form 10-K with the Securities and Exchange Commission (the “SEC”).

As previously reported by the Company in its Form 12b-25 filed with the SEC on April 3, 2023, the Company was unable to file its Form 10-K within the prescribed time period without unreasonable effort or expense.

Nasdaq has informed the Company that, under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice or until June 19, 2023, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K, or until October 16, 2023, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel. The Notice has no immediate effect on the listing or trading of the Company’s securities.

The Company is working to complete its Form 10-K.

About Appreciate

Appreciate, the parent holding company of Renters Warehouse, is a leading end-to-end SFR marketplace and management platform. The company offers a full-service platform for investing in and managing SFR properties, including a proprietary online marketplace and full-service brokerage teams in over 40 markets. For more information, visit appreciate.rent.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “become,” “potential,” “predict,” “project,” “should,” “would,” “opportunity,” “mission,” “goal,” “positioned” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	trends in the real estate industry, the real estate financing industry, movements in interest rates and Appreciate’s market size, including with respect to the potential total addressable market in the industry;

●	Appreciate’s growth prospects; new product and service offerings Appreciate may introduce in the future;

●	debt defaults and substantial service provider obligations and the need for or failure to obtain additional capital;

●	the price of Appreciate’s securities, including volatility resulting from changes in the highly competitive industry in which Appreciate operates and plans to operate, variations in performance across competitors, changes in laws and regulations affecting Appreciate’s business and changes in Appreciate’s capital structure;

●	the ability to implement business plans, forecasts, and other expectations as well as identify and realize additional opportunities;

●	and other risks and uncertainties indicated from time to time in filings made with the SEC.

These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Gateway Investor Relations
Cody Slach, Ralf Esper
(949) 574-3860
SFR@gatewayir.com

Media Relations Contact:

Gateway PR
Zach Kadletz, Anna Rutter
(949) 574-3860
SFR@gatewayir.com